Consent of Independent Registered Public Accounting Firm

MDC Partners, Inc.
New York, New York

We hereby consent to the incorporation by reference in the prospectus constituting a part of this Registration Statement of our reports dated March 14, 2011, relating to the consolidated financial statements, the effectiveness of MDC Partners, Inc.’s internal control over financial reporting, and schedules of MDC Partners, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

/s/ BDO USA, LLP
New York, New York

August 4, 2011